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                                                                    Exhibit 21.1

      SUBSIDIARIES OF CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS), INC.


Name of Subsidiary                                                      Jurisdiction of Incorporation
------------------                                                      -----------------------------
Cambridge Technology Partners Scandinavia AB                                     Sweden

Cambridge Technology Partners (United Kingdom), Inc.                             Delaware

Cambridge Technology Partners (Benelux), Inc.                                    Delaware

Cambridge Technology Partners Securities Corporation                             Massachusetts

Cambridge Technology Partners International, Inc.                                Delaware

Cambridge Technology Partners (Benelux), B.V.                                    The Netherlands

Cambridge Technology Partners Cambridge Management Consulting, Inc.              California

The Systems Consulting Group, Inc.                                               Florida

Cambridge Technology Partners (Latin America)                                    Delaware

NatSoft S.A.                                                                     Switzerland

Cambridge Technology Partners - Enterprise Resource Solutions, Inc.              California